Exhibit 3.2(b)
BYLAWS
OF
GEORGIA MUSCULOSKELETAL NETWORK, INC.
ARTICLE I
SHAREHOLDER
     SECTION 1.1. Shareholder. The sole shareholder of the corporation shall be OrthoLink Physicians Corporation (hereafter referred to as the “Shareholder”).
     SECTION 1.2. Annual Meetings. The annual meeting of the Shareholder of the corporation shall be held each year for the purposes of electing directors and transacting such other business as properly may be brought before the meeting.
     SECTION 1.3. Special Meetings. The corporation shall hold a special meeting of the Shareholder on call of the Board of Directors, the President or, upon delivery to the corporation’s Secretary of a signed and dated written request setting out the purpose or purposes for the meeting, on call of the Shareholder. Only business within the purpose or purposes described in the notice of special meeting required by Section 1.4 below may be conducted at a special meeting of the Shareholder.
     SECTION 1.4. Date, Time and Place of Meetings. Annual meetings of the Shareholder shall be held at such time and place, within or without the State of Georgia, as may be fixed by the Board of Directors. Special meetings of the Shareholder shall be held on such date and at such time and place, within or without the State of Georgia, as may be fixed from time to time by the Board of Directors. The date, time and place of all meetings shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no designation is made, the place of the meeting shall be the principal business office of the corporation.
     SECTION 1.5. Notice of Meetings. The Secretary or an Assistant Secretary shall deliver, in accordance with the provisions of these Bylaws, a written notice of the place, day and time of all meetings of the Shareholder not less than ten (10), nor more than sixty (60) days before the meeting date to the Shareholder. In the case of a special meeting, the purpose or purposes for which the meeting is called shall be included in the notice of the special meeting. If an annual or special Shareholder’s meeting is adjourned to a different date, time or place, notice of the new date, time or place need not be given if the new date, time or place is announced at the meeting before adjournment.
     SECTION 1.6. Quorum. Subject to any express provision of law or the Articles of Incorporation of the corporation, the presence of a representative of the Shareholder at a duly called regular or special meeting shall constitute a quorum for the transaction of business at all meetings of the Shareholder.

     SECTION 1.7. Adjournment of Meetings. The representative of the Shareholder, the Chairman of the Board or the President, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to the Shareholder.
     SECTION 1.8. Vote Required. When a quorum exists, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or express provision of law requires a greater number of affirmative votes.
     SECTION 1.9. Action by Shareholder Without a Meeting. Any action required or permitted to be taken at a Shareholder’s meeting may be taken without a meeting if the action is taken by the Shareholder in accordance with this Section 1.9. The action must be evidenced by one or more written consents describing the action taken, signed by the Shareholder and delivered to the corporation for inclusion in the minutes or for filing with the corporate records. No written consent shall be valid unless the Shareholder has been furnished the same material that would have been required to be sent to the Shareholder in a notice of a meeting at which the proposed action would have been submitted to the Shareholder for action, including notice of any applicable dissenter’s rights, or the written consent contains an express waiver of the right to receive the material otherwise required to be furnished. Written notice, together with the materials that would have been required to be sent in a notice of meeting, shall be given within ten (10) days of the taking of the corporate action without a meeting.
ARTICLE II
BOARD OF DIRECTORS
     SECTION 2.1. General Powers. Subject to the Articles of Incorporation and Bylaws approved by the Shareholder, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of the Board of Directors.
     SECTION 2.2. Number and Tenure. The Board of Directors shall consist of two (2) members, unless such number shall be increased or decreased by the unanimous consent of the Board. No decrease in the number or minimum number of directors, through amendment of the Articles of Incorporation or of the Bylaws or otherwise, shall have the effect of shortening the term of any incumbent director. Directors shall be elected at the annual meeting of Shareholder and their terms shall expire at the next annual Shareholder’s meeting; provided, however, that despite the expiration of a director’s term, he or she shall continue to serve until a successor is elected and qualified or until there is a decrease in the number of directors.

     SECTION 2.3. Qualifications of Directors. Directors shall be natural persons who have attained the age of 18 years, but need not be residents of the State of Georgia.
     SECTION 2.4. Vacancy on the Board. Unless the Articles of Incorporation provides otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the Shareholder, the Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all directors remaining in office.
     SECTION 2.5. Meetings. The Board of Directors shall meet annually, without notice, immediately following and at the same place as the annual meeting of the Shareholder. Regular meetings of the Board of Directors or any committee may be held between annual meetings without notice at such time and at such place, within or without the State of Georgia, as from time to time shall be determined by the Board of Directors. Any director may call a special meeting of the directors at any time by giving the other director 72 hours notice. Such notice may be given orally or in writing in accordance with Section 4.1 of these Bylaws. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in the notice or any waiver or notice.
     SECTION 2.7. Quorum and Voting. At all meetings of the Board of Directors or any committee thereof, at least two directors shall be necessary to constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at any meeting at which there is a quorum at the time of such act shall be the act of the Board of Directors, except as might be otherwise specifically provided by statute or by the Articles of Incorporation or Bylaws.
     SECTION 2.8. Action Without Meeting. Unless the Articles of Incorporation or Bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and filed with the minutes of the proceedings of the Board of Directors or filed with the corporate records.
     SECTION 2.9. Remote Participation in a Meeting. Unless otherwise restricted by the Articles of Incorporation or the Bylaws, any meeting of the Board of Directors may be conducted by the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
     SECTION 2.10. Compensation of Directors. The Board of Directors may fix the compensation of the directors for their services as directors. No provision of these Bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

     SECTION 2.11. Removal of Directors by Shareholder. Any one or more directors may be removed from office, with or without cause, at any meeting of the Shareholder. A removed director’s successor may be elected at the same meeting.
ARTICLE III
Committees
     SECTION 3.1. Committees. The Board of Directors may, by resolution, designate one or more committees. Appointments to and the filling of vacancies on any committee shall be made by the Board of Directors. Committees appointed to take action with respect to indemnification of directors, directors’ conflicting interest transactions or derivative proceedings shall consist of at least two directors qualified to serve pursuant to the Georgia Business Corporation Code. Committees, to the extent specified by the Board of Directors, Articles of Incorporation or Bylaws, shall have and may exercise all of the authority of the Board of Directors in the management of the business affairs of the corporation, except that they may not (1) approve or propose to the Shareholder action that the Georgia Business Corporation Code requires to be approved by the Shareholder, (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the Articles of Incorporation, (4) adopt, amend or repeal Bylaws or (5) approve a plan of merger not requiring Shareholder approval. The creation or delegation of authority or action by a committee does not alone constitute compliance by a director with the standards of conduct described in Georgia Business Corporation Code Section 14-2-830.
     SECTION 3.2 Steering Committee: The corporation shall establish a Steering Committee. It shall be the function and purpose of the Steering Committee to advise the Board of Directors on matters relating to the business and affairs of the corporation. The Steering Committee shall have such powers and perform such specific duties or functions, not inconsistent with the Articles of Incorporation or these Bylaws, as may be prescribed for it by the Board of Directors. Any recommendation or proposed action of the Steering Committee shall be reported to the Board of Directors at its meeting next succeeding such action or recommendation and shall be subject to control, revision, and alteration by the Board of Directors. The Steering Committee shall be composed of not less than eight (8) physicians, nor more than ten (10) physicians, all of whom must be participating members of the corporation’s provider network and be in good standing in such network. The Steering Committee shall be chaired by Medical Director of the corporation.
     SECTION 3.3 Reimbursement Committee. The corporation shall establish a Reimbursement Committee. The Reimbursement Committee shall be composed of not less than four (4) physicians, nor more than six (6) physicians, all of whom must be participating members of the corporation’s provider network and be in good standing in such network. The Reimbursement Committee shall determine the reimbursement and bonus award payments to be made to physicians participating in the corporation’s network and shall recommend such payments at a meeting of the Board Directors of the corporation for approval. Such reimbursement and bonus amounts shall be based upon performance criteria established by the Reimbursement

Committee and the aggregate amount of such reimbursement and bonus awards shall not exceed the amounts permitted in accordance with standards established by the Board of Directors. Any determination by the Reimbursement Committee shall be reported to the Board of Directors at its meeting next succeeding such determination and action shall be taken only by the affirmative vote of the Board of Directors.
     SECTION 3.4. Quality Assurance/Utilization Review Management Committee. The corporation shall establish an Outcomes Measurement/ Utilization Management Committee which shall consist of not less than four (4) physicians, nor more than six (6) physicians, all of whom must be participating members of the corporation’s provider network and be in good standing in such network. The Quality Assurance/Utilization Management Committee shall be responsible for administering the outcomes and utilization standards established by the Board of Directors. If the Committee determines that any physician participating in the corporation’s network is not in compliance with such outcomes and/or utilization standards, it shall so notify the Board of Directors and shall recommend appropriate action with respect to such physician.
     SECTION 3.5. Membership/Credentialing Committee. The corporation shall establish a Membership/Credentialing Committee consisting of not less than four (4) physicians, nor more than six (6) physicians, all of whom must be participating members of the corporation’s provider network and be in good standing in such network. The Membership/Credentialing Committee shall develop, and recommend to the Board of Directors for adoption the required credentials and other requisites for membership and participation in the activities of the corporation. The Membership/Credentialing Committee shall review the credentials and other qualifications of each applicant for membership in the corporation’s provider network and shall submit to the Board of Directors its recommendation as to whether such applicant should be admitted or rejected. All decisions as to the admission or rejection of an applicant for membership shall be made by the Board of Directors.
     SECTION 3.6. Other Committees. The Board of Directors shall appoint such other committees, sub-committees, or task forces as may be necessary or desirable and which are not in conflict with any other provision of these Bylaws or the Articles of Incorporation. The duties of any such committee shall be prescribed by the Board of Directors. Membership on these committees, including advisory groups, or medical advisory committees, may consist in whole or in part of persons who are not directors of the corporation, as the Board of Directors deems necessary or desirable. The Board of Directors may discontinue any such committee at its pleasure.
     SECTION 3.7 Term of Appointment. Each member of a committee shall continue as such until the next annual meeting of the Board of Directors or until his or her successor is appointed, unless the committee shall be sooner terminated, or unless such member shall be removed from such committee, or unless such committee member shall cease to qualify as a member thereof.
     SECTION 3.8 Chairman One member of each committee shall be appointed chairman thereof by the Board of Directors.
     SECTION 3.9 Vacancies. Vacancies in the membership of any committee may be filled by appointments made in the same manner as provided in the case of the original appointments.

     SECTION 3.10 Quorum. Unless the Board of Directors directs otherwise, a majority of the whole committee, but not less than two (2) members thereof, shall constitute a quorum; and the act of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee.
     SECTION 3.11 Rules. Each committee may adopt rules for its own government, so long as such rules are not inconsistent with these Bylaws or with rules adopted by the Board of Directors.
ARTICLE IV
NOTICES
     SECTION 4.1. Notice. Whenever, under the provisions of the Articles of Incorporation, these Bylaws or by law, notice is required to be given to any director or the Shareholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, or by telegram, telex or facsimile transmission and such notice shall be deemed to be effective when received, or when delivered, properly addressed, to the addressee’s last known principal place of business or residence, or five days after the same shall be deposited in the United States mail if mailed with first-class postage prepaid and correctly addressed or on the date shown on the return receipt, if sent by registered or certified mail, and the receipt is signed by or on behalf of the addressee. Notice to any director or Shareholder may also be oral if oral notice is reasonable under the circumstances.
     SECTION 4.2. Waiver of_Notice. Whenever any notice is required to be given under provisions of the Articles of Incorporation or of these Bylaws or by law, a waiver thereof, signed by the person entitled to notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting and of all objections to the place or time of the meeting or the manner in which it has been called or convened, except when the person attends a meeting for the express purpose of stating, at the beginning of the meeting, any such objection and, in the case of a director, does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Shareholder, directors or a committee need be specified in any written waiver of notice; provided, however, that any waiver of notice of a meeting of the Shareholder required with respect to a plan of merger or a plan of consolidation shall be effective only upon compliance with Section 14-2-706(c) of the Georgia Business Corporation Code or successor provisions.

ARTICLE V
OFFICERS
     SECTION 5.1. Appointment. The Board of Directors at each annual meeting of directors shall elect such officers as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person unless the Articles of Incorporation or these Bylaws otherwise provide. The appointment of an officer does not itself create contract rights.
     SECTION 5.2. Resignation and Removal of Officers. An officer may resign at any time by delivering notice to the corporation and such resignation is effective when the notice is delivered unless the notice specifies a later effective date. The Board of Directors may remove any officer at any time with or without cause.
     SECTION 5.3. Vacancies. Any vacancy in office resulting from any cause may be filled by the Board of Directors or by any officer authorized by these Bylaws to appoint such officer.
     SECTION 5.4. Powers and Duties. Each officer has the authority and shall perform the duties set forth below or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.
     (a) President/Chief Executive Officer. Unless otherwise provided by the Board of Directors, any officer designated as President shall be the Chief Executive Officer of the corporation and shall be responsible for the administration of the corporation, including general supervision of the policies of the corporation and general and active management of the financial affairs of the corporation. He or she shall have the power to make and execute contracts on behalf of the corporation and to delegate such power to others. He or she also shall have such powers and perform such duties as are specifically imposed on him or her by law and as may be assigned to him or her by the Board of Directors.
     (b) Vice Presidents. The Vice Presidents, shall perform such duties as vice presidents customarily perform and shall perform such other duties and shall exercise such other powers as the President or the Board of Directors may from time to time designate. The Vice President, in the absence or disability or at the direction of the President, shall perform the duties and exercise the powers of the President. If the corporation has more than one Vice President, the one designated by the Board of Directors shall act in lieu of the President, or, in the absence of any such designation, then the Vice President first elected shall act in lieu of the President.

     (c) Secretary. The Secretary shall attend all meetings of the Shareholder and all meetings of the Board of Directors and shall record all votes and minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall have custody of the corporate seal of the corporation, shall have the authority to affix the same to any instrument, the execution of which on behalf of the corporation under its seal is duly authorized, and shall attest to the same by his or her signature whenever required. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest to the same by his or her signature. The Secretary shall give, or cause to be given, any notice required to be given of any meetings of the Shareholder, the Board of Directors and of the standing committees when required. The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman of the Board or the President may require. The Secretary shall attend to such correspondence and shall perform such other duties as may be incident to the office of a secretary of a corporation or as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.
     (d) Treasurer. Unless otherwise provided by the Board of Directors, any officer designated as Treasurer shall be charged with the management of financial affairs of the corporation. He or she shall perform such duties as treasurers usually perform and shall perform such other duties and shall exercise such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time designate and shall render to the Chairman of the Board, the President and to the Board of Directors, whenever requested, an account of the financial condition of the corporation.
     (e) Assistant Vice President, Assistant Secretary and Assistant Treasurer. Any person designated as Assistant Vice President, Assistant Secretary or Assistant Treasurer, in the absence or disability of any Vice President, the Secretary or the Treasurer, respectively, shall perform the duties and exercise the powers of those offices, and, in general, shall perform such other duties as shall be assigned to them by the Board of Directors or by the person appointing them. Specifically, the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the corporation.
     (f) Executive Director. The Executive Director shall have primary administrative responsibility for the day-to-day operations of the corporation. The Executive Director will be responsible for developing a strategic plan, administering the annual capital and operating budgets, analyzing and managing costs associated with the corporation and such other duties and functions which are necessary for the ongoing operations of the corporation. The Executive Director will report to the Board of Directors and will work in cooperation with the Medical Director in coordinating the activities and services of the corporation.
     (e) Medical Director. The Medical Director shall be a physician charged with responsibility for implementing utilization management policies and procedures, communicating with participating providers on matters relating to patient care, and generally working with the other executive officers on all matters relating to physicians and clinical patient management.

     SECTION 5.5. Delegation of Authority. In case of the absence of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, on a temporary basis, any or all of the powers or duties of such officer to any other officer, assistant officer or to any director.
     SECTION 5.6 Appointment by Officers. A duly appointed officer may appoint one or more officers or assistant officers, as he or she deems necessary.
ARTICLE VI
CAPITAL STOCK
     SECTION 6.1. Share Certificates. Unless the Articles of Incorporation or these Bylaws provide otherwise, the Board of Directors may authorize the issue of some or all of the shares of stock in the corporation with or without certificates. Unless the Georgia Business Corporation Code provides otherwise, there shall be no differences in the rights and obligations of the Shareholder based on whether or not its shares are represented by certificates.
     In the event that the Board of Directors authorizes shares with certificates, each certificate representing shares of stock of the corporation shall be in such form as shall be approved by the Board of Directors and shall set forth upon the face thereof the name of the corporation and that it is organized under the laws of the State of Georgia, the name of the person to whom the certificate is issued, and the number and class of shares and the designation of the series, if any, the certificate represents. The Board of Directors may designate any one or more officers to sign each share certificate, either manually or by facsimile. In the absence of such designation, each share certificate must be signed by the President or a Vice President and the Secretary or an Assistant Secretary. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.
     SECTION 6.2. Lost Certificates. In the event that a share certificate is lost, stolen or destroyed, the Board of Directors may direct that a new certificate be issued in place of such certificate. When authorizing the issue of a new certificate, the Board of Directors may require such proof of loss as it may deem appropriate as a condition precedent to the issuance thereof.
ARTICLE VII
INDEMNIFICATION AND INSURANCE
     SECTION 7.1 Definitions. As used in this Article, the term:

     (a) “Corporation” includes any domestic or foreign predecessor entity of this corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.
     (b) “Director” means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation’s request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.
     (c) “Expenses” includes attorneys’ fees.
     (d) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
     (e) “Officer” means an individual who is or was an officer of the corporation or an individual who, while an officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An officer is considered to be serving an employee benefit plan at the corporation’s request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “ Officer” includes, unless the context requires otherwise, the estate or personal representative of an officer.
     (f) “Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
     (g) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.
     SECTION 7.2 Basic Indemnification Arrangement.
     (a) Except as provided in subsections 6.2(c) and 6.2(d) below or as otherwise provided in the Articles of Incorporation, the corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (b) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendereor its equivalent shall not, of itself, be determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 6.2(a).
     (c) The corporation shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or (ii) any proceeding in which such person was adjudged liable on the basis that he improperly received a personal benefit unless, and then only to the extent that, a court of competent jurisdiction determines pursuant to Section 14-2-854 of the Code that in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnification.
     (d) Indemnification permitted under this Article in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.
     SECTION 7.3 Advances for Expenses.
     (a) The corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer as a party to a proceeding in advance of final disposition of the proceeding if:
          (i) such person furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection 6.2(a) above; and
          (ii) such person furnishes the corporation a written undertaking (meeting the qualifications set forth below in subsection 7.3(b)), executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Article or otherwise.
     (b) The undertaking required by subsection 7.3(a)(ii) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and may be accepted without reference to financial ability to make repayment.
     SECTION 7.4 Authorization of and Determination of Entitlement to Indemnification.
     (a) The corporation acknowledges that indemnification of a director or officer under Section 7.2 has been pre-authorized by the corporation in the manner described in subsection 7.4(b) below. Nevertheless, the corporation shall not indemnify a director or officer under Section 7.2 unless a separate determination has been made in the specific case that indemnification of such person is permissible in the circumstances because he has met the standard of conduct set forth in subsection 7.2(a); provided, however, that regardless of the result or absence of any such determination, and unless limited by the Articles of Incorporation of the corporation, to the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director or officer, the corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.
     (b) The determination referred to in subsection 7.4(a) above shall be made, at the election of the Board of Directors:
          (i) by majority vote of a quorum consisting of directors not at the time parties to the proceeding;
          (ii) if a quorum cannot be obtained under subdivision (i), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;
          (iii) by special legal counsel:
               (1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i) or (ii); or
               (2) if a quorum of the Board of Directors cannot be obtained under subdivision (i) and a committee cannot be designated under subdivision (ii), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or
          (iv) by the Shareholder.
     (c) As acknowledged above, the corporation has pre-authorized the indemnification of directors and officers hereunder, subject to a case-by-case determination that the proposed indemnitee met the applicable standard of conduct under subsection 7.2(a). Consequently, no further decision need or shall be made on a case-by-case basis as to the authorization of the corporation’s indemnification of directors or officers hereunder. Nevertheless, evaluation as to reasonableness of expenses of a director or officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 7.4(b) above, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 7.4(b)(iii) to select counsel.
     SECTION 7.5 Court-Ordered Indemnification and Advances for Expenses. Unless the Articles of Incorporation provide otherwise, a director or officer who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification or advances for expenses if it determines that:
          (i) The applicant is entitled to mandatory indemnification under the final clause of subsection 7.4(a) above (in which case the corporation shall pay the indemnitee’s reasonable expenses incurred to obtain court-ordered indemnification);
          (ii) The applicant is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection 7.2(a) above or was adjudged liable as described in subsection 7.2(d) above (but if he was adjudged so liable, any court-ordered indemnification shall be limited to reasonable expenses incurred by the indemnitee unless the Articles of Incorporation or a bylaw, contract or resolution approved or ratified by the Shareholder pursuant to Section 7.7 provides otherwise); or
          (iii) In the case of advances for expenses, the applicant is entitled pursuant to the Articles of Incorporation, Bylaws or any applicable resolution or agreement, to payment for or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding.
     SECTION 7.6 Indemnification of Employees and Agents. Unless the Articles of Incorporation provide otherwise, the corporation may indemnify and advance expenses under this Article to an employee or agent of the corporation who is not a director or officer to the same extent as to a director or officer.
     SECTION 7.7 Shareholder Approved Indemnification.
     (a) If authorized by the Articles of Incorporation or a bylaw, contract or resolution approved or ratified by the Shareholder of the corporation, the corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the corporation, without regard to the limitations in other sections of this Article. The corporation shall not indemnify a person under this Section 7.7 for any liability incurred in a proceeding in which the person is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:
          (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation;
          (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;
          (iii) for the types of liability set forth in Section 14-2-832 of the Code; or
          (iv) for any transaction from which he received an improper personal benefit.

     (b) Where approved or authorized in the manner described in subsection 7.7(a) above, the corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:
          (i) the proposed indemnitee furnishes the corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 7.7(a)(i) — (iv) above; and
          (ii) the proposed indemnitee furnishes the corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.
     SECTION 7.8. Insurance. The corporation may purchase and maintain insurance, at its expense, on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in any such capacity or arising from his or her status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify him or her against the same liability under this Article.
     SECTION 7.9 Witness Fees. Nothing in this Article shall limit the corporation’s power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.
     SECTION 7.10 Report to Shareholder. If the corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance, in writing, to the Shareholder with or before the notice of the next Shareholder’s meeting.
     SECTION 7.11 Amendments; Severability. No amendment, modification or rescission of this Article VII, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.
ARTICLE VIII
GENERAL PROVISIONS

     SECTION 8.1. Seal. The corporation may have a seal, which shall be in such form as the Board of Directors may from time to time determine. In the event that the use of the seal is at any time inconvenient, the signature of an officer of the corporation, followed by the word “Seal” enclosed in parenthesis, shall be deemed the seal of the corporation.
     SECTION 8.2. Voting Shares in Other Corporations. In the absence of other arrangements by the Board of Directors, shares of stock issued by another corporation whether or not owned or controlled by the corporation, whether in a fiduciary capacity or otherwise, may be voted by the President, or any Vice President in the absence of action by the President, in the same order as they preside in the absence of the President, or, in the absence of action by the President or any Vice President, by any other officer of the corporation, and such person may execute the aforementioned powers by executing proxies and written waivers and consents on behalf of the corporation.
     SECTION 8.3. Amendment of Bylaws. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors unless the Articles of Incorporation or the Georgia Business Corporation Code reserve this power exclusively to the Shareholder in whole or in part or the Shareholder, in amending or repealing the particular bylaw, provide expressly that the Board of Directors may not amend or repeat that bylaw.
     Unless the Shareholder has fixed a greater quorum or voting requirement, these Bylaws also may be altered, amended or repealed and new Bylaws may be adopted by a majority vote of all shares voted at any annual or special meeting of the Shareholder. A bylaw limiting the authority of the Board of Directors or establishing staggered terms for directors may only be adopted, amended or repealed by the Shareholder.
ARTICLE IX
EMERGENCY BYLAWS
     SECTION 9.1. Emergency Bylaws. This Article shall be operative during any emergency resulting from some catastrophic event that prevents a quorum of the Board of Directors or any committee thereof from being readily assembled (an “emergency”), notwithstanding any different or conflicting provisions set forth elsewhere in these Bylaws or in the Articles of Incorporation. To the extent not inconsistent with the provisions of this Article, the Bylaws set forth elsewhere herein and the provisions of the Articles of Incorporation shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article shall cease to be operative.
     SECTION 9.2. Meetings. During any emergency, a meeting of the Board of Directors or any committee thereof may be called by any director, or by the President, any Vice President, the Secretary or the Treasurer (the “Designated Officers”) of the corporation. Notice of the time and place of the meeting, shall be given by any available means of communication by the person calling the meeting to such of the directors and/or designated officers as may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting circumstances permit.
     SECTION 9.3 Quorum. At any meeting of the Board of Directors or any committee thereof called in accordance with this Article, the presence or participation of two directors, or one director and a designated officer, or two designated officers shall constitute a quorum for the transaction of business.
     SECTION 9.4. Bylaws. At any meeting called in accordance with this Article, the Board of Directors or committee thereof, as the case may be, may modify, amend or add to the provisions of this Article so as to make any provision that may be practical or necessary for the circumstance of the emergency.
     SECTION 9.5. Liability. Corporate action taken in good faith in accordance with the emergency Bylaws may not be used to impose liability on a director, officer, employee or agent of the corporation.
     SECTION 9.6. Repeal or Change. The provisions of this Article shall be subject to repeal or change by further action of the Board of Directors or by action of Shareholder, but no such repeal or change shall modify the provisions of the immediately proceeding Section of this Article with regard to action taken prior to the time of such repeal or change.